Exhibit 99.1

Corsair Gaming Reports Third Quarter 2023 Financial Results; 16.5% Revenue Growth Over Prior Year; Updates Full Year Financial Outlook

Milpitas, CA, November 7, 2023 – Corsair Gaming, Inc. (Nasdaq: CRSR) (“Corsair” or the “Company”), a leading global provider and innovator of high-performance gear for gamers, streamers, content-creators, and gaming PC builders, today announced financial results for the third quarter ended September 30, 2023, and updated its financial outlook for the full year 2023.

Third Quarter 2023 Select Financial Metrics

•
Net revenue was $363.2 million compared to $311.8 million in the third quarter of 2022, an increase of 16.5%. Gaming components and systems segment net revenue was $272.8 million compared to $214.9 million in the third quarter of 2022, while Gamer and creator peripherals segment net revenue was $90.4 million compared to $96.8 million in the third quarter of 2022.
•
Net loss attributable to common shareholders was $3.1 million, or net loss of $0.03 per diluted share, compared to a net loss of $8.9 million, or a net loss of $0.09 per diluted share, in the third quarter of 2022.
•
Adjusted net income was $13.4 million, or net income of $0.13 per diluted share, compared to an adjusted net income of $7.6 million, or a net income of $0.08 per diluted share, in the third quarter of 2022.
•
Adjusted EBITDA was $23.0 million, compared to $10.1 million in the third quarter of 2022.
•
Cash and restricted cash were $147.8 million as of September 30, 2023.

First Nine Months 2023 Select Financial Metrics

•
Net revenue was $1,042.6 million compared to $976.4 million in the first nine months of 2022, an increase of 6.8%. Gaming components and systems segment net revenue was $784.5 million compared to $656.4 million in the first nine months of 2022, while Gamer and creator peripherals segment net revenue was $258.1 million compared to $320.0 million in the first nine months of 2022.
•
Net loss attributable to common shareholders was $3.0 million, or net loss of $0.03 per diluted share, compared to a net loss of $73.4 million, or a net loss of $0.77 per diluted share, in the first nine months of 2022.
•
Adjusted net income was $35.1 million, or net income of $0.33 per diluted share, compared to an adjusted net loss of $2.2 million, or a net loss of $0.02 per diluted share, in the first nine months of 2022.
•
Adjusted EBITDA was $61.3 million, compared to $14.5 million in the first nine months of 2022.

Andy Paul, Chief Executive Officer of Corsair, stated, “We are very pleased to see the continued year-over-year revenue growth and improvement in profitability both for the quarter and year to date. Sales of our core peripherals products have stabilized and are now starting to grow again as our new products gain traction. The robust and successful release of a steady stream of popular new game titles in 2023 is further spurring demand.

Several new key product launches are having an immediate effect on revenue. Our K70 line of keyboards has been refreshed with products that use our own range of switches, and we also released several new higher-end wireless gaming headsets and mice. Our long awaited Elgato Marketplace was just released, where our large installed base of Stream Deck users can buy apps and plug ins from many third-party developers, as well as our own creators. We also launched a new PC controller, the Scuf Envision, a console style controller (for PC use only) and has many additional programmable inputs, which bridges the gap between traditional controllers and a conventional keyboard and mouse. We believe that these types of product launches will help us continue to grow market share as we focus on the needs of competitive gamers.”

Michael G. Potter, Chief Financial Officer of Corsair, stated, “We continued the substantial year-over-year financial improvement that started in the first half of the year. Revenue, gross margin, and adjusted EBITDA all improved over the prior year with very encouraging gross margin recovery in our core peripherals products. We further reduced debt in Q3, and we continue to expect liquidity to remain excellent for the rest of 2023 allowing us to be flexible as opportunities present themselves. Our results include the impact of our recent acquisition of the assets of Drop. We expect to start realizing revenue and cost benefits from our Drop integration efforts early in 2024.”

Financial Outlook

Corsair is updating its outlook for the full year 2023, with tightened ranges. The Company expects revenue growth on a year-over-year basis, despite a softer economic environment as compared to 2022. Corsair continues to expect an improvement for the full year 2023 in adjusted EBITDA led by an improvement in margin, normalized shipping costs, and continued tight operating expense controls. This update includes the impact of the Company’s recent acquisition of the assets of Drop.

•
Net revenue for the full year 2023 is expected to be in the range of $1.4 billion to $1.5 billion, compared to $1.35 billion to $1.55 billion previously.
•
Adjusted operating income is expected to be in the range of $80 million to $90 million, compared to $75 million to $95 million previously.
•
Adjusted EBITDA is expected to be in the range of $95 million to $105 million, compared to $90 million to $110 million previously.

Certain non-GAAP measures included in our financial outlook were not reconciled to the comparable GAAP financial measures because the GAAP measures are not accessible on a forward-looking basis. We are unable to reconcile these forward-looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts because we are currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items may include stock-based compensation charges, amortization, and other items. The unavailable information could have a significant impact on our GAAP financial results.

The foregoing forward-looking statements reflect our expectations as of today's date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. We do not intend to update our financial outlook until our next quarterly results announcement.

Recent Developments

•
Corsair released a range of new gaming peripherals, including new renditions of the popular K70 keyboard lineup, featuring Corsair-developed mechanical and magnetic switches. The M75 Air is an ultralight competitive FPS gaming mouse that is the Company’s lightest yet at 60g. New headsets address different market segments, with the multi-platform HS80 Max supporting Bluetooth and wireless connection, while the Virtuoso Pro is aimed at high-end audio enthusiasts with its graphene drivers and open-back design.
•
Corsair’s Scuf unveiled a new line of PC controllers, Scuf Envision. Specifically designed for PC gamers, Scuf Envision redefines the PC gaming experience with unprecedented customization and cutting-edge technology. The new controllers grant PC gamers a decisive advantage, with the additional control options that have made Scuf controllers synonymous with competitive gaming. Within and with a familiar shape and 11 additional remappable inputs compared to standard controllers, gamers can create a controller layout that suits their unique playstyle and puts every control within easy reach, for when it matters most.
•
Introduced the Elgato Prompter, which helps streamers and presenters connect with their audiences with natural eye contact. Video scripts, Twitch chat, and Zoom conference calls all benefit from the Prompter which connects to a camera or webcam and can mirror scripts, stream chat, or any other window you can drag and drop onto its built-in screen. With broad compatibility and Elgato Stream Deck support, Prompter makes pro video production accessible to a wider audience. Upon its introduction, the Prompter sold out within the first 24 hours.
•
Launched the Elgato digital creator Marketplace for streamers, video creators, podcasters and work professionals. Enables third parties, as well as the Company’s own makers, to develop and sell digital products (Plugins, Icons, Overlays and more) to an installed base of almost 2 million Stream Deck users. The Elgato Marketplace Launched with 1200+ digital products, including 320 plugins for Stream Deck from over 240 third-party makers. The Company believes that the Marketplace will increase interest and usage of Stream Deck and drive up the installed base.
•
Expanded iCUE LINK Ecosystem, a technology that simplifies the DIY PC building experience by reducing the wiring complexity of connecting components together. Extended the range of iCUE LINK enabled products with the introduction of Hydro X enabled CPU and GPU blocks and reservoirs. iCUE LINK continues to gain momentum, helping to expand the market by making PC building easier with single-cable digital connections allow for more elegant and capable systems.

Conference Call and Webcast Information

Corsair will host a conference call to discuss the third quarter 2023 financial results today at 2:00 p.m. Pacific Time. The conference call will be accessible on Corsair’s Investor Relations website at https://ir.corsair.com, or by dialing 1-844-825-9789 (USA) or 1-412-317-5180 (International) with conference ID 10183764. A replay will be available approximately 3 hours after the live call ends on Corsair's Investor Relations website, or through November 14, 2023 by dialing 1-844-512-2921 (USA) or 1-412-317-6671 (International), with passcode 10183764.

About Corsair Gaming, Inc.

CORSAIR (Nasdaq: CRSR) is a leading global developer and manufacturer of high-performance gear and technology for gamers, content creators, and PC enthusiasts. From award-winning PC components and peripherals, to premium streaming equipment and smart ambient lighting, CORSAIR delivers a full ecosystem of products that work together to enable everyone, from casual gamers to committed professionals, to perform at their very best. Corsair also sells gear under its Elgato brand, which provides premium studio equipment and accessories for content creators, SCUF Gaming brand, which builds custom-designed controllers for competitive gamers, Drop brand, which specializes in personalized keyboard and gaming setup accessories, and ORIGIN PC brand, a builder of custom gaming and workstation desktop PCs.

Forward Looking Statements

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, Corsair’s expectations regarding market headwinds and tailwinds; its expectations regarding 2023; its expectations regarding potential significant revenue and cost opportunities from the integration of Drop’s assets; and its estimated full year 2023 net revenue, adjusted operating income and adjusted EBITDA. Forward-looking statements are based on our management’s beliefs, as well as assumptions made by, and information currently available to them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: current macroeconomic conditions, including the impacts of high inflation and risk of recession on demand for our products, consumer confidence and financial markets generally; the lingering impacts and future outbreaks of the COVID-19 pandemic and its impacts on our operations and the operations of our manufacturers, retailers and other partners, as well as its impacts on the economy overall, including capital markets; our ability to build and maintain the strength of our brand among gaming and streaming enthusiasts and our ability to continuously develop and successfully market new gear and improvements to existing gear; the introduction and success of new third-party high-performance computer hardware, particularly graphics processing units and central processing units as well as sophisticated new video games; fluctuations in operating results; the risk that we are not able to compete with competitors and/or that the gaming industry, including streaming and esports, does not grow as expected or declines; the loss or inability to attract and retain key management; the impacts from geopolitical events and unrest; delays or disruptions at our or third-parties’ manufacturing and distribution facilities; our ability to successfully integrate any companies or assets we have acquired or may acquire; currency exchange rate fluctuations or international trade disputes resulting in our gear becoming relatively more expensive to our overseas customers or resulting in an increase in our manufacturing costs; and the other factors described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission (“SEC”) and our subsequent filings with the SEC. Copies of each filing may be obtained from us or the SEC. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances. Our results for the quarter ended September 30, 2023 are also not necessarily indicative of our operating results for any future periods.

Use and Reconciliation of Non-GAAP Financial Measures

To supplement the financial results presented in accordance with GAAP, this earnings release presents certain non-GAAP financial information, including adjusted operating income (loss), adjusted net income (loss), adjusted net income (loss) per diluted share and adjusted EBITDA. These are important financial performance measures for us, but are not financial measures as defined by GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use adjusted operating income (loss), adjusted net income (loss), adjusted net income (loss) per share and adjusted EBITDA to evaluate our operating performance and trends and make planning decisions. We believe that these non-GAAP financial measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses and other items that we exclude in such non-GAAP measures. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects, and allowing for greater transparency with respect to the key financial metrics used by our management in our financial and operational decision-making. We also present these non-GAAP financial measures because we believe investors, analysts and rating agencies consider it useful in measuring our ability to meet our debt service obligations.

Our use of these terms may vary from that of others in our industry. These non-GAAP financial measures should not be considered as an alternative to net revenue, operating income (loss), net income (loss), cash provided by operating activities, or any other measures derived in accordance with GAAP as measures of operating performance or liquidity. Reconciliations of these measures to the most directly comparable GAAP financial measures are presented in the attached schedules.

We calculate these non-GAAP financial measures as follows:

•
Adjusted operating income (loss), non-GAAP, is determined by adding back to GAAP operating income (loss), the impact from amortization, stock-based compensation, inventory reserve in excess of normal run rate to address overhang in the channel, restructuring costs, acquisition accounting impact related to recognizing acquired inventory at fair value, certain acquisition-related and integration-related costs, and other costs.
•
Adjusted net income (loss), non-GAAP, is determined by adding back to GAAP net income (loss), the impact from amortization, stock-based compensation, inventory reserve in excess of normal run rate to address overhang in the channel, restructuring costs, acquisition accounting impact related to recognizing acquired inventory at fair value, certain acquisition-related and integration-related costs, and other costs, and the related tax effects of each of these adjustments.
•
Adjusted net income (loss) per diluted share, non-GAAP, is determined by dividing adjusted net income (loss), non-GAAP by the respective weighted average shares outstanding, inclusive of the impact of other dilutive securities.
•
Adjusted EBITDA is determined by adding back to GAAP net income (loss), the impact from amortization, stock-based compensation, depreciation, interest expense, net, inventory reserve in excess of normal run rate to address overhang in the channel, restructuring costs, acquisition accounting impact related to recognizing acquired inventory at fair value, certain acquisition-related and integration-related costs, tax benefit, and other costs.

We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view these non-GAAP financial measures in conjunction with the related GAAP financial measures.

Investor Relations Contact: Ronald van Veen ir@corsair.com 510-578-1407	Media Contact: David Ross david.ross@corsair.com +44 11 8208 0542

Corsair Gaming, Inc.

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Net revenue	$363,193	$311,769	$1,042,589	$976,368
Cost of revenue	273,840	240,209	785,000	777,593
Gross profit	89,353	71,560	257,589	198,775
Operating expenses:
Sales, general and administrative	74,000	66,932	211,482	216,456
Product development	16,111	15,616	48,542	50,752
Total operating expenses	90,111	82,548	260,024	267,208
Operating loss	(758)	(10,988)	(2,435)	(68,433)
Other (expense) income:
Interest expense, net	(2,529)	(2,734)	(7,875)	(5,689)
Other (expense) income, net	304	1,662	(1,326)	1,796
Total other expense, net	(2,225)	(1,072)	(9,201)	(3,893)
Loss before income taxes	(2,983)	(12,060)	(11,636)	(72,326)
Income tax benefit	97	6,115	3,023	11,262
Net loss	(2,886)	(5,945)	(8,613)	(61,064)
Less: Net income attributable to noncontrolling interest	193	266	958	33
Net loss attributable to Corsair Gaming, Inc.	$(3,079)	$(6,211)	$(9,571)	$(61,097)

Calculation of net loss per share attributable to common stockholders of Corsair Gaming, Inc.:
Net loss attributable to Corsair Gaming, Inc.	$(3,079)	$(6,211)	$(9,571)	$(61,097)
Change in redemption value of redeemable noncontrolling interest	—	(2,690)	6,535	(12,330)
Net loss attributable to common stockholders of Corsair Gaming, Inc.	$(3,079)	$(8,901)	$(3,036)	$(73,427)

Net loss per share attributable to common stockholders of Corsair Gaming, Inc.:
Basic	$(0.03)	$(0.09)	$(0.03)	$(0.77)
Diluted	$(0.03)	$(0.09)	$(0.03)	$(0.77)
Weighted-average common shares outstanding:
Basic	102,863	95,858	102,288	95,537
Diluted	102,863	95,858	102,288	95,537

Corsair Gaming, Inc.

Segment Information

(Unaudited, in thousands, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Net revenue:
Gamer and Creator Peripherals	$90,356	$96,848	$258,053	$319,985
Gaming Components and Systems	272,837	214,921	784,536	656,383
Total Net revenue	$363,193	$311,769	$1,042,589	$976,368

Gross Profit:
Gamer and Creator Peripherals	$29,928	$31,790	$82,085	$85,405
Gaming Components and Systems	59,425	39,770	175,504	113,370
Total Gross Profit	$89,353	$71,560	$257,589	$198,775

Gross Margin:
Gamer and Creator Peripherals	33.1%	32.8%	31.8%	26.7%
Gaming Components and Systems	21.8%	18.5%	22.4%	17.3%
Total Gross Margin	24.6%	23.0%	24.7%	20.4%

Corsair Gaming, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	September 30, 2023	December 31, 2022

Assets
Current assets:
Cash and restricted cash	$147,532	$153,827
Accounts receivable, net	251,079	235,656
Inventories	235,556	192,717
Prepaid expenses and other current assets	45,206	40,593
Total current assets	679,373	622,793
Restricted cash, noncurrent	238	233
Property and equipment, net	33,070	34,927
Goodwill	354,865	347,747
Intangibles assets, net	196,493	216,255
Other assets	74,110	75,290
Total assets	$1,338,149	$1,297,245
Liabilities
Current liabilities:
Debt maturing within one year, net	$12,130	$6,495
Accounts payable	215,456	172,033
Other liabilities and accrued expenses	167,136	164,470
Total current liabilities	394,722	342,998
Long-term debt, net	210,573	232,170
Deferred tax liabilities	15,415	18,054
Other liabilities, noncurrent	42,764	48,589
Total liabilities	663,474	641,811
Temporary equity
Redeemable noncontrolling interest	14,647	21,367
Permanent equity
Corsair Gaming, Inc. stockholders’ equity:
Common stock and additional paid-in capital	622,438	593,496
Retained earnings	34,187	37,223
Accumulated other comprehensive loss	(6,699)	(6,881)
Total Corsair Gaming, Inc. stockholders' equity	649,926	623,838
Nonredeemable noncontrolling interest	10,102	10,229
Total permanent equity	660,028	634,067
Total liabilities, temporary equity and permanent equity	$1,338,149	$1,297,245

Corsair Gaming, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Cash flows from operating activities:
Net loss	$(2,886)	$(5,945)	$(8,613)	$(61,064)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation	7,825	5,643	23,245	16,877
Depreciation	3,083	2,546	9,016	7,695
Amortization	9,507	10,352	29,005	33,924
Deferred income taxes	(2,025)	(8,732)	(7,724)	(19,552)
Other	211	(1,092)	2,493	1,995
Changes in operating assets and liabilities:	—
Accounts receivable	(31,996)	13,316	(18,070)	133,362
Inventories	(16,110)	43,812	(35,452)	54,371
Prepaid expenses and other assets	1,036	2,349	(4,551)	(7,132)
Accounts payable	12,727	(30,595)	38,287	(74,091)
Other liabilities and accrued expenses	6,716	3,437	4,424	(41,243)
Net cash (used in) provided by operating activities	(11,912)	35,091	32,060	45,142
Cash flows from investing activities:
Acquisition of business, net of cash acquired	(14,220)	—	(14,220)	(19,534)
Payment of deferred consideration	—	—	—	(95)
Purchase of property and equipment	(3,327)	(7,929)	(10,784)	(19,850)
Investment in available-for-sale convertible note	—	—	—	(1,000)
Net cash used in investing activities	(17,547)	(7,929)	(25,004)	(40,479)
Cash flows from financing activities:
Repayment of debt and debt issuance costs	(5,000)	(1,267)	(16,250)	(4,017)
Borrowing from line of credit	—	223,000	—	626,000
Repayment of line of credit	—	(223,000)	—	(626,000)
Payment of other offering costs	—	—	(497)	—
Payment of contingent consideration	—	—	(950)	(438)
Proceeds from issuance of shares through employee equity incentive plans	411	624	6,790	4,132
Payment of taxes related to net share settlement of equity awards	(531)	(402)	(1,318)	(1,399)
Dividends paid to noncontrolling interest	(980)	(2,205)	(980)	(2,205)
Net cash used in financing activities	(6,100)	(3,250)	(13,205)	(3,927)
Effect of exchange rate changes on cash	(683)	(932)	(141)	(4,434)
Net increase (decrease) in cash and restricted cash	(36,242)	22,980	(6,290)	(3,698)
Cash and restricted cash at the beginning of the period	184,012	38,702	154,060	65,380
Cash and restricted cash at the end of the period	$147,770	$61,682	$147,770	$61,682

Corsair Gaming, Inc.

GAAP to Non-GAAP Reconciliations

Non-GAAP Operating Income Reconciliations

(Unaudited, in thousands, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Operating Loss - GAAP	$(758)	$(10,988)	$(2,435)	$(68,433)
Amortization	9,507	10,352	29,005	33,924
Stock-based compensation	7,825	5,643	23,245	16,877
Inventory reserve in excess of normal run rate to address overhang in the channel	—	—	—	19,489
Restructuring costs	709	81	709	1,569
Acquisition accounting impact related to recognizing acquired inventory at fair value	960	—	960	282
Acquisition-related and integration-related costs	1,386	326	2,160	796
Other	—	493	—	520
Adjusted Operating Income - Non-GAAP	$19,629	$5,907	$53,644	$5,024

As a % of net revenue - GAAP	-0.2%	-3.5%	-0.2%	-7.0%
As a % of net revenue - Non-GAAP	5.4%	1.9%	5.1%	0.5%

Corsair Gaming, Inc.

GAAP to Non-GAAP Reconciliations

Non-GAAP Net Income (Loss) and Net Income (Loss) Per Share Reconciliations

(Unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net loss attributable to common stockholders of Corsair Gaming, Inc. (1)	$(3,079)	$(8,901)	$(3,036)	$(73,427)
Less: Change in redemption value of redeemable noncontrolling interest	—	(2,690)	6,535	(12,330)
Net loss attributable to Corsair Gaming, Inc.	(3,079)	(6,211)	(9,571)	(61,097)
Add: Net income attributable to noncontrolling interest	193	266	958	33
Net Loss - GAAP	(2,886)	(5,945)	(8,613)	(61,064)
Adjustments:
Amortization	9,507	10,352	29,005	33,924
Stock-based compensation	7,825	5,643	23,245	16,877
Inventory reserve in excess of normal run rate to address overhang in the channel	—	—	—	19,489
Restructuring costs	709	81	709	1,569
Acquisition accounting impact related to recognizing acquired inventory at fair value	960	—	960	282
Acquisition-related and integration-related costs	1,386	326	2,160	796
Other	—	493	—	520
Non-GAAP income tax adjustment	(4,137)	(3,343)	(12,352)	(14,615)
Adjusted Net Income (Loss) - Non-GAAP	$13,364	$7,607	$35,114	$(2,222)

Diluted net income (loss) per share:
GAAP	$(0.03)	$(0.09)	$(0.03)	$(0.77)
Adjusted, Non-GAAP	$0.13	$0.08	$0.33	$(0.02)

Weighted-average common shares outstanding - Diluted:
GAAP	102,863	95,858	102,288	95,537
Adjusted, Non-GAAP	106,532	99,769	106,293	95,537

(1) Numerator for calculating net loss per share-GAAP

Corsair Gaming, Inc.

GAAP to Non-GAAP Reconciliations

Adjusted EBITDA Reconciliations

(Unaudited, in thousands, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net loss - GAAP	$(2,886)	$(5,945)	$(8,613)	$(61,064)
Amortization	9,507	10,352	29,005	33,924
Stock-based compensation	7,825	5,643	23,245	16,877
Depreciation	3,083	2,546	9,016	7,695
Interest expense, net	2,529	2,734	7,875	5,689
Inventory reserve in excess of normal run rate to address overhang in the channel	—	—	—	19,489
Restructuring costs	709	81	709	1,569
Acquisition accounting impact related to recognizing acquired inventory at fair value	960	—	960	282
Acquisition-related and integration-related costs	1,386	326	2,160	796
Other	—	493	—	520
Income tax benefit	(97)	(6,115)	(3,023)	(11,262)
Adjusted EBITDA - Non-GAAP	$23,016	$10,115	$61,334	$14,515

Adjusted EBITDA margin - Non-GAAP	6.3%	3.2%	5.9%	1.5%